UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2013

Immune Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2013, EpiCept Corporation filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation. The Amendment provided that, effective at 5:00 p.m. EDT on August 20, 2013, (i) the name of the corporation changed from "EpiCept Corporation" to "Immune Pharmaceuticals Inc." and (ii) the corporation's common stock underwent a reverse split at a ratio of 1-for-40. A copy of the amendment is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On August 20, 2013, EpiCept Corporation announced that its 1-for-40 reverse stock split and change of corporate name to Immune Pharmaceuticals Inc. would become effective at 5:00 p.m. EDT on August 20, 2013, and that trading of its common stock on a post-split basis would begin on the Nasdaq OMX Stockholm Exchange and the OTCQX U.S. trading platform on August 21, 2013. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 15, 2013.

99.1 Press release dated August 20, 2013.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immune Pharmaceuticals Inc.

August 21, 2013	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Interim Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on August 15, 2013.
99.1	Press release dated August 20, 2013.